Exhibit 10 (v)
FIRST AMENDMENT
TO
THE SECOND AMENDMENT AND RESTATEMENT OF AGREEMENT OF LIMITED PARTNERSHIP
OF THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
THIS FIRST AMENDMENT (this “Amendment”) TO THE SECOND AMENDMENT AND RESTATEMENT OF AGREEMENT OF LIMITED PARTNERSHIP OF THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP (the “Partnership Agreement”) is made as of the 4th day of March, 1999 by, between, and among TAUBMAN CENTERS, INC., a Michigan corporation, TG PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership, and TAUB-CO MANAGEMENT, INC., a Michigan corporation, who as the Appointing Persons pursuant to Section 13.11 of the Partnership Agreement have the full power and authority to amend the Partnership Agreement on behalf of all the partners in the Partnership with respect to the matters provided in this Amendment.
RECITALS:
A. On September 30, 1998, the parties to this Amendment entered into the Partnership Agreement as an amendment and restatement of the then-existing partnership agreement (the “Amended and Restated Agreement”) of The Taubman Realty Group Limited Partnership, a Delaware limited partnership (the “Partnership”), as authorized under Section 13.11 of the Amended and Restated Agreement.
B. As authorized under Section 13.11 of the Partnership Agreement, the parties wish to amend the Partnership Agreement to facilitate a proposed pledge of Units of Partnership Interest in the Partnership.
     NOW, THEREFORE, the parties, intending to be legally bound, agree that the Partnership Agreement is amended as set forth below.
1.	Section 8.1 (b) of the Partnership Agreement is amended by inserting the following as the third and final paragraph of Section 8.1 (b):

In addition to the foregoing, in connection with a financing transaction, any Record Partner (other than TCO) may pledge some or all of the Units of Partnership Interest that such Record Partner owns on the effective date of the pledge (the “Pledge Units”) to any Person (the “Pledgee”), subject to the restrictions set forth in this paragraph of Section 8.1 (b). Before effecting the pledge of any Pledge Units, the pledging Partner must first receive a Transfer Determination with respect to the pledge, and the Pledgee must irrevocably agree, pursuant to a written instrument acceptable to the Managing General Partner, that (A) unless (i) the Pledgee is a Person described in the preceding paragraphs of this Section 8.1 (b) as a Person to whom a Partner may Transfer its Partnership Interest (a “Permitted Transferee”) and (ii) the Managing General Partner has agreed, in writing, to the admission of the Pledgee as a substitute Partner with respect to some or all of the Pledge Units upon a default under the loan to be secured by the pledge of Pledge Units, (B) the Pledgee (1) shall not, at any time, have or exercise any rights as a Partner with respect to any of the Pledge Units (including any right to consent or vote with respect to any matter affecting the Partnership), other than (a) the right to receive any distributions from the Partnership that are or may be payable with respect to the, Pledge Units as and when the same become payable and (b) the right to receive the return of any contribution to which the pledging Partner would be entitled with respect to the Pledge Units, and (2) shall not, upon the pledging Partner’s default or otherwise, have any right (or claim or attempt to exercise any right) to Transfer (or cause the Transfer of) the Pledge Units (or any interest in the Pledge Units) other than to TCO in exchange for Equity Shares or another Permitted Transferee.

2.	The parties confirm that the Partnership Agreement, as expressly amended by this Amendment, is and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first written above.

TAUBMAN CENTERS, INC., a Michigan corporation
By:	/s/ Robert S. Taubman
Its:	President and Chief Executive Officer

TG PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership
By:	TG Michigan, Inc.
Its:	Managing General Partner

By:	/s/ A. Alfred Taubman
Its:	Chairman of the Board

TAUB-CO MANAGEMENT, INC., a Michigan corporation
By:	/s/ Robert S. Taubman
Its:	President and Chief Executive Officer